===================================================================================================================================
Countrywide Home Loans, Inc.                                           Date of Report:      1/9/97                         Page 11
Countrywide Home Equity Loan Trust-Series 1996-A                       Time of Report:     12:24 PM
P & S Agreement Date:                               October 31, 1996
Original Settlement Date:                           November 21, 1996
CUSIP Number of Certificates:                       222374AA8
Original Sale Balance                               246,033,118
===================================================================================================================================
Distribution Date:                                                                                  12/16/96            1/15/97
                                                                                                    --------            -------
     INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.   INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                                      3.857639           4.785287
     Investor Certificate Interest Shortfall Distributed                                            0.000000           0.000000
     Remaining Unpaid Investor Certificate Interest Shortfall                                       0.000000           0.000000

     Managed Amortization Period ? (Yes=1; No=0)                                                           1                  1
     Investors Certificate Principal Distributed                                                    7.454195           2.756188
       Principal Distribution Amount                                                                4.481303           0.000000
        Maximum Principal Payment                                                                  30.680303          23.983853
        Alternative Principal Payment                                                               4.481303           0.000000
        Principal Collections less Additional Balances                                              4.481303          -2.856399
     Investor Loss Amount Distributed to Investors                                                  0.000000           0.000000
     Accelerated Principal Distribution Amount                                                      2.972892           2.756188
     Credit Enhancement Draw Amount                                                                     0.00               0.00

     Total Amount Distributed to Certificateholders (P & I)                                        11.311833           7.541475

B.   INVESTOR CERTIFICATE PRINCIPAL BALANCE
     Beginning Investor Certificate Balance                                                   246,033,118.00     244,199,139.28
     Ending Investor Certificate Balance                                                      244,199,139.28     243,521,025.68
     Beginning Invested Amount                                                                246,033,118.00     244,930,569.06
     Ending Invested Amount                                                                   244,930,569.06     244,930,569.06
     Investor Certificateholder Floating Allocation Percentage                                      98.0000%           97.9912%
     Pool Factor                                                                                   0.9925458          0.9897896
     Liquidation Loss Amount for Liquidated Loans                                                       0.00               0.00
     Unreimbursed Liquidation Loss Amount                                                               0.00               0.00

C.   POOL INFORMATION

     Beginning Pool Balance                                                                   251,054,202.11     249,951,653.17
     Ending Pool Balance                                                                      249,951,653.17     250,654,421.91
     Servicer Removals from the Trust (Section 2.06)                                                    0.00               0.00
     Servicing Fee                                                                                104,605.92         104,146.52

D.   INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                     5.555000%          5.785470%
     LIBOR Rate                                                                                    5.375000%          5.605470%
     Maximum Rate                                                                                  9.302085%          9.423053%

E.   DELINQUENCY & REO STATUS

     Delinquent 30-59 days
       No. of Accounts                                                                                    17                  6
       Trust Balances                                                                             852,187.49         144,876.26
     Delinquent 60-89 days
       No. of Accounts                                                                                     3                  7
       Trust Balances                                                                             170,592.07         304,904.00
     Delinquent 90+ days
       No. of Accounts                                                                                     0                  2
       Trust Balances                                                                                   0.00         132,592.07
     Delinquent 9+ Months
       No. of Accounts                                                                                     0                  0
       Trust Balances                                                                                      0                  0
     REO
       No. of Accounts                                                                                     0                  0
       Trust Balances                                                                                   0.00               0.00
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
===================================================================================================================================
Countrywide Home Loans, Inc.                                           Date of Report:      1/9/97                         Page 11
Countrywide Home Equity Loan Trust-Series 1996-A                       Time of Report:     12:24 PM
P & S Agreement Date:                               October 31, 1996
Original Settlement Date:                           November 21, 1996
CUSIP Number of Certificates:                       222374AA8
Original Sale Balance                               246,033,118
===================================================================================================================================

Statement to Certificateholders (Page 2 of 2)
---------------------------------------------

Distribution Date:                                                                                  12/16/96            1/15/97
                                                                                                    --------            -------




     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of January, 1997


     Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

     /s/ Frederick J. Budig
     ------------------------------------
     Frederick J. Budig
     Senior Vice-President




     Distribution List:
     ------------------

     Frank Skibo - FSA                                                      Lupe Montero - Countrywide Home Loans
     Barbara Grosse - First National Bank of Chiago                         Richard Marron - Countrywide Home Loans
     Brad Andres - Lehman Brothers                                          Dave Walker - Countrywide Home Loans
     Paul Marsilio - Lehman Brothers
     Julie Uhlig - Moody's Investors Service
     Gail Brennan - Standard & Poor's Corp.


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